ASSIGNMENT
OF
PURCHASE AGREEMENT

AEI Property Corporation a Minnesota corporation ("Assignor"), hereby assigns its interest to AEI Net Lease Income & Growth Fund XX Limited Partnership, a Minnesota limited partnership ("Assignee"), in that certain Purchase and Sale Agreement between Assignor and Professional Center Associates, Limited Partnership ("Seller"), dated July 10, 2014, with respect to property known generally as a Fresenius medical clinic located at 1565 Corporate Woods Parkway, Green, Ohio and Assignee hereby assumes management responsibilities and obligations of its interest as Purchaser thereunder.

Dated: 12/1/2014	ASSIGNOR:
AEI Property Corporation,
a Minnesota corporation

	By:	/s/ ROBERT P JOHNSON
Robert P Johnson, its President

ASSIGNEE:

AEI Net Lease Income & Growth Fund XX
Limited Partnership, a Minnesota limited partnership

By:	AEI Fund Management XX, Inc.
a Minnesota corporation
Its: Corporate General Partner

By:	/s/ ROBERT P JOHNSON
Robert P Johnson, its Presdient